ARTICLES SUPPLEMENTARY

BNY Mellon Advantage funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article FIFTH of the Articles of Incorporation of the Corporation, as amended (the "Charter"), the Board hereby classifies and reclassifies the five hundred million (500,000,000) authorized but unissued shares, $.001 par value per share, of Class A shares (100,000,000), Class C shares (100,000,000), Class I shares (100,000,000), Class Y shares (100,000,000) and Class T shares (100,000,000) of BNY Mellon Total Emerging Markets Fund as undesignated shares of Common Stock of the Corporation.

SECOND:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Dynamic Total Return Fund as Class I shares of BNY Mellon Dynamic Total Return Fund and fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Dynamic Total Return Fund as Class Y shares of BNY Mellon Dynamic Total Return Fund.

THIRD:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Dynamic Value Fund as Class I shares of BNY Mellon Dynamic Value Fund and fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Dynamic Value Fund as Class Y shares of BNY Mellon Dynamic Value Fund.

FOURTH:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Global Dynamic Bond Income Fund as Class I shares of BNY Mellon Global Dynamic Bond Income Fund and fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Global Dynamic Bond Income Fund as Class Y shares of BNY Mellon Global Dynamic Bond Income Fund.

FIFTH:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies five million (5,000,000) of the ten million (10,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Global Real Return Fund as Class I shares of BNY Mellon Global Real Return Fund and five million (5,000,000) of the ten million (10,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Global Real Return Fund as Class Y shares of BNY Mellon Global Real Return Fund.

SIXTH:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Opportunistic Midcap Value Fund as Class I shares of BNY Mellon Opportunistic Midcap Value Fund and fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Opportunistic Midcap Value Fund as Class Y shares of BNY Mellon Opportunistic Midcap Value Fund.

SEVENTH:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Structured Midcap Fund as Class I shares of BNY Mellon Structured Midcap Fund and fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Structured Midcap Fund as Class Y shares of BNY Mellon Structured Midcap Fund.

EIGHTH:  Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, the Board hereby classifies and reclassifies fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Technology Growth Fund as Class I shares of BNY Mellon Technology Growth Fund and fifty million (50,000,000) of the one hundred million (100,000,000) authorized but unissued shares, $.001 par value per share, of Class T shares of BNY Mellon Technology Growth Fund as Class Y shares of BNY Mellon Technology Growth Fund.

NINTH:  Immediately before the classification and reclassification of shares as set forth in Articles FIRST, SECOND, THIRD, FOURTH, FIFTH, SIXTH, SEVENTH and EIGHTH hereof, the Corporation was authorized to issue seven billion three hundred million (7,300,000,000) shares of stock, all of which are shares of Common Stock, having a par value of one tenth of one cent ($.001) per share and an aggregate par value of seven million three hundred thousand dollars ($7,300,000), classified as follows:

Fund/Class (if applicable)	Shares Authorized
BNY Mellon Opportunistic Small Cap Fund/Investor shares	200,000,000
BNY Mellon Opportunistic Small Cap Fund/Class I shares	100,000,000
BNY Mellon Opportunistic Small Cap Fund/Class Y shares	100,000,000
BNY Mellon Opportunistic Midcap Value Fund/Class A shares	350,000,000
BNY Mellon Opportunistic Midcap Value Fund/Class C shares	125,000,000
BNY Mellon Opportunistic Midcap Value Fund/Class I shares	125,000,000
BNY Mellon Opportunistic Midcap Value Fund/Class Y shares	100,000,000
BNY Mellon Opportunistic Midcap Value Fund/Class T shares	100,000,000
BNY Mellon Technology Growth Fund/Class A shares	200,000,000
BNY Mellon Technology Growth Fund/Class C shares	100,000,000
BNY Mellon Technology Growth Fund/Class I shares	200,000,000
BNY Mellon Technology Growth Fund/Class Y shares	100,000,000
BNY Mellon Technology Growth Fund/Class T shares	100,000,000
BNY Mellon Dynamic Value Fund/Class A shares	300,000,000
BNY Mellon Dynamic Value Fund/Class C shares	100,000,000
BNY Mellon Dynamic Value Fund/Class I shares	200,000,000
BNY Mellon Dynamic Value Fund/Class Y shares	100,000,000
BNY Mellon Dynamic Value Fund/Class T shares	100,000,000
BNY Mellon Structured Midcap Fund/Class A shares	200,000,000
BNY Mellon Structured Midcap Fund/Class C shares	100,000,000
BNY Mellon Structured Midcap Fund/Class I shares	200,000,000
BNY Mellon Structured Midcap Fund/Class Y shares	100,000,000
BNY Mellon Structured Midcap Fund/Class T shares	100,000,000
BNY Mellon Dynamic Total Return Fund/Class A shares	200,000,000
BNY Mellon Dynamic Total Return Fund/Class C shares	100,000,000
BNY Mellon Dynamic Total Return Fund/Class I shares	100,000,000
BNY Mellon Dynamic Total Return Fund/Class Y shares	100,000,000
BNY Mellon Dynamic Total Return Fund/Class T shares	100,000,000
BNY Mellon Global Real Return Fund/Class A shares	45,000,000
BNY Mellon Global Real Return Fund/Class C shares	45,000,000
BNY Mellon Global Real Return Fund/Class I shares	200,000,000
BNY Mellon Global Real Return Fund/Class Y shares	200,000,000
BNY Mellon Global Real Return Fund/Class T shares	10,000,000
BNY Mellon Global Dynamic Bond Income Fund/Class A shares	100,000,000
BNY Mellon Global Dynamic Bond Income Fund/Class C shares	100,000,000
BNY Mellon Global Dynamic Bond Income Fund/Class I shares	100,000,000
BNY Mellon Global Dynamic Bond Income Fund/Class Y shares	100,000,000
BNY Mellon Global Dynamic Bond Income Fund/Class T shares	100,000,000
BNY Mellon Total Emerging Markets Fund/Class A shares	100,000,000
BNY Mellon Total Emerging Markets Fund/Class C shares	100,000,000
BNY Mellon Total Emerging Markets Fund/Class I shares	100,000,000
BNY Mellon Total Emerging Markets Fund/Class Y shares	100,000,000
BNY Mellon Total Emerging Markets Fund/Class T shares	100,000,000
BNY Mellon Sustainable Balanced Fund/Service Class shares	100,000,000
BNY Mellon Sustainable Balanced Fund/Class K shares	300,000,000
Undesignated Common Stock	1,400,000,000
Total	7,300,000,000

TENTH:  As hereby classified and reclassified, the total number of shares of stock which the Corporation has authority to issue remains seven billion three hundred million (7,300,000,000) shares, all of which are shares of Common Stock, having a par value of one tenth of one cent ($.001) per share and an aggregate par value of seven million three hundred thousand dollars ($7,300,000), classified as follows:

Fund/Class (if applicable)	Shares Authorized
BNY Mellon Opportunistic Small Cap Fund/Investor shares	200,000,000
BNY Mellon Opportunistic Small Cap Fund/Class I shares	100,000,000
BNY Mellon Opportunistic Small Cap Fund/Class Y shares	100,000,000
BNY Mellon Opportunistic Midcap Value Fund/Class A shares	350,000,000
BNY Mellon Opportunistic Midcap Value Fund/Class C shares	125,000,000
BNY Mellon Opportunistic Midcap Value Fund/Class I shares	175,000,000
BNY Mellon Opportunistic Midcap Value Fund/Class Y shares	150,000,000
BNY Mellon Technology Growth Fund/Class A shares	200,000,000
BNY Mellon Technology Growth Fund/Class C shares	100,000,000
BNY Mellon Technology Growth Fund/Class I shares	250,000,000
BNY Mellon Technology Growth Fund/Class Y shares	150,000,000
BNY Mellon Dynamic Value Fund/Class A shares	300,000,000
BNY Mellon Dynamic Value Fund/Class C shares	100,000,000
BNY Mellon Dynamic Value Fund/Class I shares	250,000,000
BNY Mellon Dynamic Value Fund/Class Y shares	150,000,000
BNY Mellon Structured Midcap Fund/Class A shares	200,000,000
BNY Mellon Structured Midcap Fund/Class C shares	100,000,000
BNY Mellon Structured Midcap Fund/Class I shares	250,000,000
BNY Mellon Structured Midcap Fund/Class Y shares	150,000,000
BNY Mellon Dynamic Total Return Fund/Class A shares	200,000,000
BNY Mellon Dynamic Total Return Fund/Class C shares	100,000,000
BNY Mellon Dynamic Total Return Fund/Class I shares	150,000,000
BNY Mellon Dynamic Total Return Fund/Class Y shares	150,000,000
BNY Mellon Global Real Return Fund/Class A shares	45,000,000
BNY Mellon Global Real Return Fund/Class C shares	45,000,000
BNY Mellon Global Real Return Fund/Class I shares	205,000,000
BNY Mellon Global Real Return Fund/Class Y shares	205,000,000
BNY Mellon Global Dynamic Bond Income Fund/Class A shares	100,000,000
BNY Mellon Global Dynamic Bond Income Fund/Class C shares	100,000,000
BNY Mellon Global Dynamic Bond Income Fund/Class I shares	150,000,000
BNY Mellon Global Dynamic Bond Income Fund/Class Y shares	150,000,000
BNY Mellon Sustainable Balanced Fund/Service Class shares	100,000,000
BNY Mellon Sustainable Balanced Fund/Class K shares	300,000,000
Undesignated Common Stock	1,900,000,000
Total	7,300,000,000

ELEVENTH:  All authorized shares of the Corporation not designated or classified above remain available for future designation and classification by the Board.  The Corporation's Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Charter generally.

TWELFTH:  The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

THIRTEENTH:  These Articles Supplementary were approved by a majority of the entire Board of the Corporation and are limited to changes expressly permitted by Section 2-105(a)(10) and (13) of the Maryland General Corporation Law to be made without action by the Corporation's stockholders.

FOURTEENTH:  These Articles Supplementary shall become effective at 9:01 a.m. on December 31, 2019.

[Signature Page Follows]

IN WITNESS WHEREOF, BNY Mellon Advantage Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

BNY MELLON ADVANTAGE FUNDS, INC.

By:  /s/ James Bitetto

James Bitetto

Vice President

WITNESS:

/s/ Jeff Prusnofsky

Jeff Prusnofsky

Assistant Secretary